PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com

Allegiance Bancshares, Inc. Announces the Appointment of
Dr. Robert Ivany as Director

HOUSTON, August 3, 2017. Allegiance Bancshares, Inc. ("Allegiance") (NASDAQ: ABTX), the holding company of Allegiance Bank, today announced the addition of Dr. Robert Ivany to Allegiance's Board of Directors.

Dr. Ivany recently retired as President of the University of St. Thomas, a position he held since 2004. Prior to that, Dr. Ivany served as an adjunct professor in Executive Education at the Graduate School of Business at Columbia University. Dr. Ivany's background also includes a distinguished career in the military culminating in the rank of Major General in the Army; service as Army Aide to President Reagan and Commandant of the U.S. Army War College. Dr. Ivany sits on the Red River Athletic Conference Board and is the immediate past Chairman of the Board for the Independent Colleges and Universities of Texas. He also served on the Mutual of America Capital Management Corporation Board of Directors from 2004 to 2009.

“I am very pleased that Bob has agreed to join our Board,” said George Martinez, Allegiance’s Chairman and Chief Executive Officer. “Bob is well known in the Houston community for his leadership at St. Thomas and experience working with the younger generation, as well as his involvement with Houston philanthropic and veterans organizations. He will be an asset to us as we strive to grow to $5.0 billion in assets in the next few years."

Dr. Ivany added, “Allegiance Bank's commitment to the individuals, families and businesses of the greater Houston area explains their impressive growth over the past ten years. I thank George and the rest of the Board for this wonderful opportunity to join them as they continue to serve our community with innovation and integrity, and I am eager to support Allegiance as we work to enhance shareholder value.”

About Allegiance Bancshares, Inc.

Allegiance Bancshares, Inc. is a $2.72 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s unique super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations and one loan production office in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.